Exhibit 99.1

              MIDSOUTH BANCORP, INC. ANNOUNCES 1ST QUARTER EARNINGS

    LAFAYETTE, La., April 21 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) announced first quarter 2005 net income of $1,923,000, a 15.8% increase over the $1,661,000 for the first quarter of 2004 and 18.8% over fourth quarter 2004 net income of $1,619,000. Basic earnings per share were $.43 for the quarter ended March 31, 2005, compared to $.42 per share reported for the first quarter of 2004, and $.36 per share earned in the fourth quarter of 2004. Diluted earnings per share were $.42 for the first quarter of 2005 and compared to $.40 per share for the first quarter of 2004 and $.35 for the fourth quarter of 2004.

     Highlights for the Quarter Ended March 31, 2005
     * Return on average equity was 15.79% for the first quarter of 2005 compared to 20.05% for the first quarter of 2004. The return on average common equity for 2005 was affected by the issuance of stock in connection with MidSouth Bancorp, Inc.'s ("MidSouth's") merger with Lamar Bancshares, Inc., the parent company of Lamar Bank ("Lamar") on October 1, 2004. The leverage capital ratio was 8.96% at both March 31, 2005 and March 31, 2004.
     * Net interest income totaled $6,425,000 for the first quarter of 2005, up 27.7% from the $5,033,000 reported for the first quarter 2004. Net interest income increased primarily due to an increase in the average volume of earning assets, partially offset by an increase in interest expense.
     * Total consolidated assets increased $168.2 million or 36.9%, from $455.1 million at the end of the first quarter of 2004 to $623.3 million at the end of the first quarter of 2005.
     * Total loans grew $126.8 million or 48.0%, from $264.2 million at March 31, 2004 to $391.0 million at March 31, 2005, primarily in commercial and real estate loans.
     * Nonperforming assets, including loans 90 days or more past due, totaled $1.4 million at March 31, 2005. As a percentage of total assets, nonperforming assets decreased from .35% at March 31, 2004 to .22% at March 31, 2005. Net charge-offs to total loans decreased from .04% to .03% for the same periods, respectively.
     * Total deposits increased $139.7 million or 34.3%, from $407.5 million at March 31, 2004 to $547.2 million at March 31, 2005. Other than the Lamar acquisition, deposit growth has been primarily in MidSouth's new Platinum money market accounts introduced in March of 2004. Additionally, the core non-interest bearing demand accounts have continued to grow and remain approximately 24% of total deposits at March 31, 2005.

    Most of the growth reflected in balance sheet comparison of first quarter 2005 with first quarter 2004 resulted from the Lamar merger.

    Components of First Quarter Earnings
    Included in MidSouth's earnings for the first quarter of 2005 is a $538,000 distribution received by its subsidiary MidSouth Bank, N.A. ("MidSouth Bank") from PULSE EFT Association. MidSouth Bank was entitled to the distribution as consideration in a merger between PULSE and a subsidiary of Discover Financial Services, Inc. The increased earnings from the distribution were partially offset by a charge to earnings at MidSouth Bank due to a $102,000 write-down on a branch facility that was removed and replaced with a new building. The net after-tax effect of these non-recurring income and expense charges to first quarter 2005 earnings was an increase of approximately $288,000.

    Also included in first quarter 2005 earnings are the financial results of Lamar, MidSouth's newest subsidiary acquired on October 1, 2004. Lamar contributed net interest income of approximately $1.1 million, non-interest income of approximately $530,000 and non-interest expenses of approximately $1.6 million to consolidated net income for the first quarter of 2005. Consolidated earnings were impacted by the related amortization of core deposit intangibles of approximately $77,000, net of income taxes.

    Net interest income for the first quarter of 2005 increased $1.4 million or 27.7% compared to the first quarter of 2004. Of the $1.4 million, approximately $1.1 million was attributed to the addition of Lamar's net interest income and the remaining $300,000 attributed to an increase in MidSouth Bank's net interest income. Although MidSouth Bank's total interest income increased approximately $1 million in comparing first quarter 2005 to first quarter 2004, the increase was mostly offset by a $700,000 increase in interest expense on deposits. The increase in interest expense resulted from a higher average volume of interest-bearing deposits that began adjusting to market rates weekly on January 1, 2005. The increase in the costs of these market-indexed deposits also contributed to the $136,000 decrease in net interest income in comparing first quarter 2005 with fourth quarter 2004.

    Non-interest income for the first quarter 2005 compared to the first quarter 2004, net of the $538,000 distribution from PULSE, increased $1.0 million. Lamar contributed approximately $530,000 to the increase in non-interest income, primarily in service charges on deposit accounts inclusive of insufficient funds fees. Additionally, MidSouth Bank's service charges on deposit accounts increased $402,000, primarily due to a higher volume of demand deposit accounts.

    Non-interest expense increased $2.6 million from first quarter 2004 to first quarter 2005, primarily due to Lamar expenses totaling $1.6 million. Of the remaining $1 million increase in non-interest expenses, approximately $385,000 was attributed to salaries and benefits, $169,000 to occupancy expenses, $149,000 to marketing expenses, and $106,000 to accounting fees accrued for Sarbanes-Oxley internal controls review scheduled in 2005. The $102,000 write-down on a branch facility was also included in the increase.

    MidSouth Bancorp, Inc. is a two-bank holding company headquartered in Lafayette, Louisiana whose wholly-owned active subsidiaries are MidSouth Bank, N.A., also headquartered in Lafayette, and Lamar Bank, headquartered in Beaumont, Texas. The MidSouth franchise consists of 24 banking offices and two loan production offices throughout south Louisiana and southwest Texas.

    MidSouth's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, MidSouth's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands except per share data)


                                               For The Quarter                     For The
                                               Ended March 31,                    Qtr Ended
                                           -----------------------        %        Dec. 31,         %
                                              2005         2004          Chg         2004          Chg
                                           ----------   ----------   ----------   ----------   ----------
EARNINGS DATA
Total interest
 income                                    $    8,637   $    6,130         40.9%  $    8,451          2.2%
Total interest
 expense                                        2,212        1,097        101.6%       1,890         17.0%
Net interest
 income                                         6,425        5,033         27.7%       6,561         -2.1%
Provision for
 loan losses                                      314          230         36.5%         321         -2.2%
Non-interest
 income                                         3,422        1,861         83.9%       2,929         16.8%
Non-interest
 expense                                        6,953        4,397         58.1%       6,959         -0.1%
Provision for
 income tax                                       657          606          8.4%         591         11.2%
Net income                                 $    1,923   $    1,661         15.8%  $    1,619         18.8%
PER COMMON SHARE DATA
Basic earnings
 per share                                 $     0.43   $     0.42          2.4%  $     0.36         19.4%
Diluted earnings
 per share                                 $     0.42   $     0.40          5.0%  $     0.35         20.0%
Book value at end
 of period                                 $    11.03   $     8.52         29.5%  $    10.90          1.2%
Market price at
 end of period                             $    26.90   $    26.88          0.1%  $    27.00         -0.4%
Weighted avg
 shares
 outstanding
  Basic                                     4,440,994    3,980,421         11.6%   4,439,162          0.0%
  Diluted                                   4,620,934    4,167,691         10.9%   4,617,552          0.1%
AVERAGE BALANCE
 SHEET DATA
Total assets                               $  615,609   $  436,634         41.0%  $  613,437          0.4%
Earning assets                                557,170      408,188         36.5%     557,392          0.0%
Loans and leases                              390,098      260,564         49.7%     379,164          2.9%
Interest-bearing
 deposits                                     410,083      294,097         39.4%     411,023         -0.2%
Total deposits                                536,747      387,864         38.4%     536,000          0.1%
Total stockholders'
 equity                                        49,380       33,319         48.2%      47,765          3.4%

                                           03/31/2005   03/31/2004                12/31/2004
                                           ----------   ----------                ----------
SELECTED RATIOS
Return on average
 assets                                          1.27%        1.53%       -17.2%        1.05%        20.7%
Return on average
 total equity                                   15.79%       20.05%       -21.2%       13.48%        17.1%
Return on average
 realized equity (A)                            15.87%       20.92%       -24.1%       13.82%        14.8%
Average equity to
 average assets                                  8.02%        7.63%         5.1%        7.79%         3.0%
Leverage capital
 ratio                                           8.96%        8.96%         0.0%        8.73%         2.6%
CREDIT QUALITY
Allowance for loan
 losses as a %
 of total loans                                  1.04%        1.10%        -5.5%        1.00%         4.0%
Nonperforming assets
 to total assets                                 0.22%        0.35%       -37.1%        0.28%       -21.4%
Net YTD charge-offs
 to total loans                                  0.03%        0.04%       -20.0%        0.23%       -86.1%

(A) Excluding net unrealized gain (loss) on securities available for sale.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                                Period Ended                           Period Ended
                                           -----------------------                -----------------------
                                            Mar. 31,     Dec. 31,        %         Sept. 30,    Mar. 31,
BALANCE SHEET                                 2005         2004         Chg          2004         2004
----------------------------------------   ----------   ----------   ----------   ----------   ----------
Assets
Cash and cash equivalents                  $   37,988   $   17,397        118.4%  $   33,226   $   34,111
Securities available-for-
 sale                                         135,209      145,814         -7.3%     135,137      118,562
Securities held-to-
 maturity                                      21,930       22,852         -4.0%      23,133       23,368
    Total investment
      securities                              157,139      168,666         -6.8%     158,270      141,930
Total loans                                   390,981      386,471          1.2%     294,062      264,193
Allowance for loan losses                      (4,053)      (3,850)         5.3%      (2,949)      (2,906)
    Loans, net                                386,928      382,621          1.1%     291,113      261,287
Premises and equipment                         20,273       19,338          4.8%      12,553       11,791
Goodwill and other
 intangibles                                   10,604       10,644         -0.4%         941          974
Other assets                                   10,355       11,422         -9.3%       6,593        5,036

    Total assets                           $  623,287   $  610,088          2.2%  $  502,696   $  455,129

Liabilities and
 Stockholders' Equity
Non-interest bearing
 deposits                                  $  132,131   $  124,659          6.0%  $  100,296   $   95,748
Interest bearing deposits                     415,084      405,724          2.3%     343,454      311,778
  Total deposits                              547,215      530,383          3.2%     443,750      407,526
Securities sold under
 agreements to repurchase
 and FHLB borrowings                            8,874       12,412        -28.5%       5,213        4,621
Junior subordinated
 debentures                                    15,465       15,465          0.0%      15,465        7,217
Other liabilities                               2,638        3,255        -19.0%       1,710        1,608
    Total liabilities                         574,192      561,515          2.3%     466,138      420,972
Total shareholders' equity                     49,095       48,573          1.1%      36,558       34,157
    Total liabilities and
     shareholders'
     equity                                $  623,287   $  610,088          2.2%  $  502,696   $  455,129

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                             Three Months Ended
                                                  March 31,                       Year Ended
                                           -----------------------       %         Dec. 31,
INCOME STATEMENT                              2005         2004         Chg          2004
----------------------------------------   ----------   ----------   ----------   ----------
Interest income                            $    8,637   $    6,130         40.9%  $   27,745
Interest expense                                2,212        1,097        101.6%       5,693
  Net interest income                           6,425        5,033         27.7%      22,052
Provision for loan losses                         314          230         36.5%         991
Service charges on deposit accounts             2,133        1,403         52.0%       6,932
Gains on securities, net                                                                 132
Other charges and fees                          1,289          458        181.4%       2,157
  Total non-interest income                     3,422        1,861         83.9%       9,221
Salaries and employee benefits                  3,203        2,151         48.9%      10,220
Occupancy expense                               1,255          980         28.1%       4,326
Goodwill and intangible amortization              134           16        737.5%         183
Other non-interest expense                      2,361        1,250         88.9%       6,131
  Total non-interest expense                    6,953        4,397         58.1%      20,860
Income before income taxes                      2,580        2,267         13.8%       9,422
Provision for income taxes                        657          606          8.4%       2,442
Net income                                 $    1,923   $    1,661         15.8%  $    6,980

Earnings per share, diluted                $     0.42   $     0.40          5.0%  $     1.63

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                             First        Fourth       Third        Second        First
                                            Quarter       Quarter     Quarter       Quarter      Quarter
INCOME STATEMENT                              2005         2004         2004         2004         2004
----------------------------------------   ----------   ----------   ----------   ----------   ----------
Quarterly Trends
Interest income                            $    8,637   $    8,451   $    6,815   $    6,350   $    6,130
Interest expense                                2,212        1,890        1,431        1,276        1,097
  Net interest income                           6,425        6,561        5,384        5,074        5,033
Provision for loan losses                         314          321          250          190          230
Net interest income after
 provision for loan losses                      6,111        6,240        5,134        4,884        4,803
Total non-interest income                       3,422        2,929        2,376        2,053        1,861
Total non-interest expense                      6,953        6,959        4,934        4,569        4,397
Income before income taxes                      2,580        2,210        2,576        2,368        2,267
Income taxes                                      657          591          622          623          606
Net income                                 $    1,923   $    1,619   $    1,954   $    1,745   $    1,661

Earnings per share, basic                  $     0.43   $     0.36   $     0.49   $     0.44   $     0.42
Earnings per share, diluted                $     0.42   $     0.35   $     0.47   $     0.42   $     0.40
Book value per share                       $    11.03   $    10.90   $     9.16   $     8.46   $     8.52
Return on Average Equity                        15.79%       13.48%       22.46%       19.78%       20.05%

Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                                Period Ended                           Period Ended
                                           -----------------------                -----------------------
                                            Mar. 31,     Mar. 31,        %         Dec. 31,     Sept. 30,
                                              2005        2004          Chg          2004         2004
                                           ----------   ----------   ----------   ----------   ----------
Asset Quality Data
Nonaccrual loans                           $      596   $      860        -30.7%  $      472   $      482
Loans past due 90 days
 and over                                         276          487        -43.3%         488          283
Total nonperforming loans                         872        1,347        -35.3%         960          765
Other real estate owned                           246          247         -0.4%         445           86
Other foreclosed assets                           235                     100.0%         283
Total nonperforming assets                 $    1,353   $    1,594        -15.1%  $    1,688   $      851

Nonperforming assets to
 total assets                                    0.22%        0.35%       -38.0%        0.28%        0.17%
Nonperforming assets to
 total loans + OREO + other
 foreclosed assets                               0.35%        0.60%       -41.9%        0.44%        0.29%
ALL to nonperforming assets                    299.56%      182.37%        64.3%      228.08%      346.53%
ALL to nonperforming loans                     464.79%      215.81%       115.4%      401.04%      385.49%
ALL to total loans                               1.04%        1.10%        -5.8%        1.00%        1.00%

Year-to-date charge-offs                   $      144   $      171        -15.8%  $    1,067   $      644
Year-to-date recoveries                            32           55        -41.8%         182          133
Year-to-date net charge-offs               $      112          116         -3.4%  $      885   $      511
Net YTD charge-offs to total
 loans                                           0.03%        0.04%       -34.8%        0.23%        0.17%

SOURCE  MidSouth Bancorp, Inc.
    -0-                             04/21/2005
    /CONTACT: Sally Gary, Investor Relations, +1-337-267-4202, or sallyg@midsouthbank.com , or Teri Stelly, Controller, +1-337-267-4208, or C.
R. Rusty Cloutier, President, +1-337-267-4201, all of MidSouth Bancorp, Inc./
_